Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-188298) pertaining to the ING U.S., Inc. 2013 Omnibus Employee Incentive Plan,
2.	Registration Statement (Form S-8 No. 333-188299) pertaining to the ING U.S., Inc. 2013 Omnibus Non-Employee Director Incentive Plan,
3.	Registration Statement (Form S-8 No. 333-191261) pertaining to the ING U.S. 401(k) Plan for ILIAC Agents,
4.	Registration Statement (Form S-8 No. 333-191262) pertaining to the ING U.S. Savings Plan and ESOP,
5.	Registration Statement (Form S-3 No. 333-196883) and related Prospectus of Voya Financial, Inc., and
6.	Registration Statement (Form S-8 No. 333-202527) Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan;
of our reports dated February 25, 2016 with respect to the consolidated financial statements and schedules of Voya Financial, Inc. and the effectiveness of internal control over financial reporting of Voya Financial, Inc. included in this Annual Report
(Form 10-K) of Voya Financial, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 25, 2016